UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 26, 2012, Radisys Corporation (the “Company”) held its Annual Meeting of Stockholders. All nominated directors were elected and the other proposed matters were approved. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2012, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes:

1.    Each of the eight directors proposed by the Company was elected to serve for a term expiring at the Company's next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
C. Scott Gibson	18,530,955	453,390	3,603,960
Michel A. Dagenais	18,745,104	239,241	3,603,960
Hubert de Pesquidoux	18,786,926	197,419	3,603,960
Kevin C. Melia	18,741,398	242,947	3,603,960
David Nierenberg	18,777,280	207,065	3,603,960
M. Niel Ransom	18,776,477	207,868	3,603,960
Lorene K. Steffes	18,774,656	209,689	3,603,960
Vincent H. Tobkin	18,789,152	195,193	3,603,960
2.    The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company's named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
18,751,846	177,861	54,638	3,603,960

3.    The stockholders approved the proposal to ratify the audit committee's appointment of KPMG LLP as the Company's independent registered public accounting firm. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
22,409,755	33,712	144,838	N/A

4.    The stockholders approved the proposal to approve an amendment to the RadiSys Corporation 2007 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
17,663,305	1,313,705	7,335	3,603,960

5.    The stockholders approved the proposal to approve an amendment to the RadiSys Corporation 1996 Employee Stock Purchase Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
18,688,782	161,273	134,290	3,603,960

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	June 28, 2012	By:	/s/ Brian Bronson
Brian Bronson
President and Chief Financial Officer